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                                                                     EXHIBIT 8.1

                                   LAW OFFICES

                        MITCHELL, SILBERBERG & KNUPP LLP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 TRIDENT CENTER
                          11377 WEST OLYMPIC BOULEVARD
                       LOS ANGELES, CALIFORNIA 90064-1683
                            TELEPHONE: (310) 312-2000
                               FAX: (310) 312-3100


                                                              FILE NO:  27518-18
TELEPHONE:  (310)312-3738                                  DOC. NO: AEK_TOP2.WFS
              FAX:  (310) 312-3785



                               September 19, 1996



WFS Financial Auto Loans, Inc.
23 Pasteur Road
Irvine, California 92618

        Re:            WFS Financial 1996-C Owner Trust
                       Registration Statement on Form S-1

Dear Sirs and Madams:

         We have acted as legal counsel for WFS Financial Auto Loans, Inc., a California corporation (the "Company"), in connection with the preparation of the Company's Registration Statement, as amended, on Form S-1 under the Securities Act of 1933, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the issuance of certain certificates (the "Certificates") representing undivided interests in the WFS Financial 1996-C Owner Trust (the "Trust") and certain notes (the "Notes" and together with the Certificates the "Securities") secured by the assets of the Trust.

         In rendering the opinion set forth below, we have examined the Registration Statement dated as filed on September 20, 1996 (the "Form S-1")
and such exhibits to the Form S-1 as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have assumed that a final version of the Form S-1 will become the effective Registration Statement of the Company without material change in the facts stated, and that the issuance of the Securities will be duly authorized by all necessary action and duly executed substantially in the manner described in the Form S-1. In rendering this opinion, we have relied upon certain representations regarding the underlying facts set forth in the Form S-1, including the existence, nature and sufficiency of the installment contracts which shall be held as assets of the Trust, as set forth in certain certificates provided by officers of the Company and by officers of Western Financial Savings Bank, F.S.B. and WFS Financial Inc. The opinion set forth herein is expressly based upon such assumptions and representations and upon the accuracy of those facts so assumed or represented. With respect to the underlying facts, we have made only such factual inquiries as we have deemed appropriate and have not independently verified any facts.
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WFS Financial Auto Loans, Inc.
September 19, 1996
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         Based upon and subject to the foregoing, and in reliance thereon and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that the information contained in the Form S-1 under the caption "Certain Federal Income Tax Consequences" and the caption "Certain California Income Tax Consequences", to the extent that such information constitutes matters of law or legal conclusions, is correct.

         The opinions expressed in this letter are based upon relevant provisions of the Internal Revenue Code of 1986, as amended, the California Revenue and Taxation Code, federal and state income tax regulations, and current interpretations thereof as expressed in court decisions and administrative determinations in effect on this date. All of these provisions, regulations and interpretations are subject to changes which might result in substantial modifications of our opinions, and we do not undertake to advise you of any such modification. We caution that although the opinions expressed in this letter represents our best legal judgment as to such matter, our opinions have no binding effect on the Internal Revenue Service, the California Franchise Tax Board or the courts.

         We have expressed no opinion as to other tax issues affecting the Company, the purchasers of the Securities or any other participant to the transactions described in the Form S-1. We expressly refrain from rendering any opinion as to the tax laws of any state (or subdivision thereof) other than California or any foreign country.

         We consent to the filing of this opinion with, and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                           Very truly yours,


                                           /S/ Mitchell, Silberberg & Knupp LLP
                                           ------------------------------------
                                           MITCHELL, SILBERBERG & KNUPP LLP